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                                 Exhibit 10.38

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                    SEPARATION AGREEMENT AND GENERAL RELEASE
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         This Separation Agreement and General Release ("Agreement") is made as of this 7th day of January, 2000, between SIMMONS COMPANY ("Company"), a Delaware corporation, and Martin R. Passaglia ("Employee"), a resident of Duluth, GA.
                                    RECITALS
                                    --------

         1. Employee was originally employed by the Company on 11/1/73.

         2. The Company and Employee desire to enter into this Agreement to resolve any disputes relating to Employee's employment relationship with the Company and all other matters as set forth herein.

         In consideration of the above premises and agreements contained herein, the parties agree hereto as follows:

         1. NO ADMISSION. Employee agrees, represents, and acknowledges (i) that neither this Agreement nor the Company's offer to enter into this Agreement shall be construed as an admission by the Company that it has acted wrongfully towards the Employee or any other person or that the Employee has any rights against the Company and (ii) that the Company expressly denies any liability to, or wrongful acts against, the Employee or any other person on the part of itself, its employees or its agents.

         2. SEPARATION DATE. Employee agrees that his employment with the Company ceased on November 12, 1999 (the "Separation Date").

         3. EMPLOYEE CONFIDENTIALITY AGREEMENT. Employee agrees, represents and acknowledges that as a result of his employment with the Company he has had and may now have in his possession and control proprietary documents, data, materials, files and similar items concerning Trade Secrets and Confidential Information of the Company. Employee acknowledges, warrants and agrees that he will return to the Company all such items and any copies or excerpts thereof and


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any other properties, files or documents obtained as a result of his employment with the Company by the close of business on January 31, 2000. "Confidential Information" means information, regardless of form, that (i) the Company keeps confidential from competitors and the general public; (ii) relates to the business in which the Company is engaged; and (iii) either derives actual or potential economic value from not being generally known by competitors of the Company or the public, or might result in harm to the Company if disclosed to competitors or the public. Confidential Information does not include information that is generally available to or known by the public other than as a result of a breach of this Agreement. From and after November 12, 2001, the term Confidential Information does not include any information that is not a Trade Secret. Whether any particular information constitutes Confidential Information shall be determined as of the time of any alleged violation of any provision of this Agreement. "Trade Secrets" means any information, regardless of form, constituting a trade secret of the Company under applicable state law. Whether any particular information constitutes a Trade Secret shall be determined as of the time of any alleged violation of any provision of this Agreement. Except as hereinafter provided in this Section, Employee shall never use or disclose, or threaten to use or disclose, any Confidential Information other than as required in the performance of his duties under this Agreement. Further, the Employee will use his best efforts to protect Confidential Information from any unauthorized disclosure. The Employee may otherwise disclose Confidential Information only to the extent that disclosure is required by force of law (such as by subpoena, court order or civil investigative demand), but then only if he both notifies the Company in writing of the required disclosure and furnishes the Company with a copy of each instrument purporting to require disclosure as far





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in advance of the date for disclosure as the circumstances permit so that the
Company may take such action as it deems proper to obviate the requirement for disclosure or otherwise protect its interests.

         4. RELEASE BY EMPLOYEE. Except as to claims arising after this Agreement is executed, Employee hereby forever releases, dismisses and discharges the Company and its officers, directors, employees, agents, predecessors, successors, assigns, and transferees from any and all causes of action, suits, damages, debts, claims, counterclaims, obligations and liabilities in law or equity of whatever nature, known or unknown, resulting from or arising out of, directly or indirectly, Employee's employment relationship with the Company or the termination of Employee's employment relationship with the Company, including, without limitation by reason of specification, any claims for wrongful discharge of any kind and any claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. && 2000 e ET. SEQ., the Age Discrimination In Employment Act, 29 U.S.C. && 621 ET. SEQ., and any federal, state or local laws or ordinances prohibiting employment discrimination and any common law claims resulting from or growing out of any legal restrictions on the Company's right to terminate an employee.

         5. RELEASE BY COMPANY. Except as to claims arising after this Agreement is executed, Company hereby forever releases, dismisses and discharges Employee from any and all causes of action, suits, damages, debts, claims, counterclaims, and liability in law or equity of whatever nature, known or unknown, resulting from or arising out of, directly or indirectly, Employee's employment relationship with the Company.



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         6.       SEVERANCE CONSIDERATION. In full consideration and as
                  material inducement for Employee's signing of this Agreement, the Company will provide to Employee the following Severance
                  Benefits:

                  (a) Severance payments to Employee at a rate equal to $22,291.67 per month, less legal deductions, for a period of seventeen and one tenths (17.1) months, terminating on April 15, 2001. The maximum gross amount payable to Employee under this Section 6 (a) is $381,187.56.

                  (b) Pay 1999 Management Bonus prorated through Separation Date, if earned.

                  (c) Distribution of the cash value of stock held by the Employee will be made as soon as possible under conditions of the stock holder agreement.

                  (d) Continue Employee's coverage under all company benefit plans in which Employee is currently enrolled terminating November 12, 2000 provided, however, Employee shall be responsible for and shall pay his portion as currently paid by the Employee as of the Separation Date.

         (e) Distribute to Employee his portion of Simmons Company Non-Qualified ESOP Plan at $6.73 per share.

         (f) Provide Outplacement assistance equal to a value of $20,000.00.

         (g) Provide company phone extension, voice mail, and phone credit card through December 31, 1999.

         (h) Provide financial planning assistance through Creative Financial through November 30, 2000.




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         (i)      Provide neutral employment references.

         7. EMPLOYEE'S EXECUTION OF THIS AGREEMENT; RIGHT OF REVOCATION. Employee may revoke this agreement within seven (7) days after the date the employee executes this agreement and delivers a properly executed agreement to the company. This Agreement shall not become effective and the Company shall have no obligation to provide any payment or other benefits enumerated in this Agreement until seven days after the date the Employee executes this Agreement and delivers a properly executed copy of it to the Company and does not revoke it.

         8. COVENANT NOT TO COMPETE. Employee agrees that for a period of Seventeen and one tenths (17.1) months following the last day of the employee's employment with the Company, he will not render any service within the United States for the benefit of any Proscribed Company (as hereinafter defined) that is the same as, or substantially similar to, any service that was a material function of any position he held as an officer and/or director of the Company at any time during the last two (2) years of employment with the Company. For purposes of this Section VIII, the term `'Proscribed Company" includes the following companies, their parents, affiliates, and/or subsidiaries: Heilig Meyers Company; Heilig Meyers Furniture Company; Mattress Discounters, Inc.; Bedding Experts, Inc.; Sealy & Company, Inc.; Serta, Inc.; Spring Air Bedding Company; and The Mattress Firm.

         9. COVENANT NOT TO SOLICIT EMPLOYEES. Employee agrees and represents that he will not for a period of twenty-four (24) calendar months from the Separation Date, either directly or indirectly, on his own behalf or in the service, or on behalf of others, divert, solicit or hire away or attempt to





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divert, solicit or hire away to any person, concern or entity, any person employed by the Company or any subsidiary of the Company, whether or not such employee is a full-time employee or a temporary employee of the Company or any subsidiary of the Company, whether or not such employment is pursuant to written agreement, and whether or not such employment is for a determined period or is at will. During such period, the Employee shall not, and shall cause any person or entity with which he is affiliated not to solicit or induce, or attempt to solicit or induce, any person who was employed by the Company or any of its subsidiaries on a full-time basis during the ninety (90) days immediately prior to the termination of the employee's employment to accept employment with the Employee or with any person or entity with which he is affiliated. For the purpose of this Agreement, a subsidiary of the Company shall mean any person, concern or entity in which the Company has an equity interest representing 20% or more of the voting or other controlling rights in the person, concern or entity.

         10. CONSULTATION. Employee agrees that notwithstanding the cessation of his employment in accordance with Section 2 hereof he shall, from and after the date hereof, without any additional cost to the Company except for reimbursement of his direct out-of-pocket expenses reasonably incurred: (i) provide assistance to, consult with and advise the Company and its subsidiaries, including their respective lawyers, with respect to any actual or threatened litigation or investigation to which the Company or a subsidiary of the Company may become party or subject arising out of activities in which he was involved during his employment with the Company (or of which he has any knowledge as a result of his employment with the Company), and (ii) appear and/or testify, if requested upon





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reasonable notice, in depositions, at trials and other court proceedings relating thereto regardless of location.

         11. CONFIDENTIALITY OF THIS AGREEMENT. Employee represents and agrees that he will keep the existence of this Agreement, the terms of and amounts set forth in this Agreement completely CONFIDENTIAL, and that he will not hereafter disclose any such information concerning this Agreement to anyone except his immediate family, investment advisor, tax advisor, accountant and attorney, provided that they agree to keep this information CONFIDENTIAL, or as necessary to enforce the terms of this Agreement.

         12. BREACH BY EMPLOYEE. In the event that the Board of Directors of the Company makes a good faith determination that Employee has breached or violated any of the terms or provisions of this Agreement, all payments then outstanding and unpaid under Section 6 of this Agreement will cease. In addition to all other remedies provided at law or in equity for damages or otherwise to which the Company may be entitled, the Company shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach of any of the terms or provisions contained in this Agreement.

         13. CONSULTATION WITH ATTORNEY; KNOWLEDGEABLE DECISION BY EMPLOYEE. Employee represents and warrants that he has read all the terms of this Agreement, and has had an opportunity to discuss these documents with any attorney of his choosing prior to executing it. Employee understands the terms of this Agreement, and understands that this Agreement releases forever the Company from any legal action arising from his employment relationship and the termination of his employment relationship by the Company except as specifically set forth in this Agreement. Employee is signing and delivering this Agreement of his own free will in exchange for the consideration to be given to him, which





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he acknowledges is in addition to any remuneration or other items of value to which he is already entitled. Employee further acknowledges and agrees that the consideration provided by the Company for executing this Agreement is adequate and satisfactory. Employee acknowledges and agrees that in executing and delivering this Agreement, he did not rely on any representation or statement written or oral by the Company or any of its agents, representatives, consultants or employees concerning the terms or effects of this Agreement, not set forth in this document.

         14. SEVERABILITY. In case one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provisions in this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein or therein.

         15. ENTIRE AGREEMENT, MODIFICATION. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by the parties hereto.

         16. BINDING EFFECT, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefits of the parties hereto and their respective heirs, representatives, successors, transferees and assigns. This Agreement shall not be assignable by Employee but shall be freely assignable by the Company.

         17. COUNTERPART COPIES. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.



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         19. HEADINGS. The section headings set forth in this Agreement are included for convenience only and shall not be considered in the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement this ________ day of _________________, 1999.

EMPLOYEE;                                      COMPANY:

                                            SIMMONS COMPANY

________________________________            By: __________________________

Martin R. Passaglia                         Title: _______________________





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                              NOTE OF LEGAL RIGHTS
                UNDER THE OLDER WORKERS' BENEFIT PROTECTION ACT

         Simmons Company has prepared a severance pay and benefit package to assist you when your employment with us ends. In exchange for this severance pay and benefit package, you will be required to sign a general release. By signing the attached Separation Agreement and General Release (hereinafter "Release"), you are giving up all claims you may have against Simmons Company including claims under the Age Discrimination in Employment Act (hereinafter called "ADEA"), which arose on or before the date you sign the Release. Federal law requires Simmons Company to inform you of your legal rights before you sign the attached release.

         You should carefully review the terms of the Release with an attorney before you sign it. Be sure you understand all of its terms and conditions and are signing it voluntarily. If you do not understand any of its terms or conditions, or if you have any questions, please ask a representative of Simmons Company for assistance.

         You may consider whether to sign this Release for twenty-one (21) days. After you sign the Release, you may change your mind and revoke it for a period of seven (7) days following the date you signed it. If you do not revoke the Release within this time period, it will become enforceable, and Simmons Company will give you the pay and benefits outlined in it.

         The law also requires that you receive consideration in addition to anything of value that you are already entitled to receive in exchange for signing any settlement agreement and release in which you waive your rights and claims under the ADEA against Simmons Company. Because Simmons Company does not pay severance pay and benefits as a matter of policy and practice, but has implemented this agreement in conjunction with your termination, this severance pay is the additional consideration required by the law.

         Please sign and date the attached copy of this Notice. This is simply to let us know that you received it.


                                ACKNOWLEDGEMENT

         I acknowledge that I received a Notice of Legal Rights explaining my legal rights under the Older Workers' Benefit Protection Act on the date stated below.


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       (date)                                           (signature)





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